Exhibit 10.2

Final Form

UNCONDITIONAL SECURED GUARANTY AND PLEDGE AGREEMENT

This UNCONDITIONAL SECURED GUARANTY AND PLEDGE AGREEMENT (this “Agreement”) is entered into as of             , 2014, by MANDALAY DIGITAL GROUP, INC., a Delaware corporation (“Guarantor”), in favor of NORTH ATLANTIC SBIC IV, L.P., a Delaware limited partnership (“Purchaser”).

For and in consideration of all extensions of credit, loans and other financial accommodations provided by Purchaser to Appia, Inc. (“Borrower”), which loans were and/or will be made pursuant to a Securities Purchase Agreement among Borrower, Guarantor and Purchaser, dated of even date herewith, as amended from time to time, and any and all duly made modifications, extensions or renewals thereof (the “Purchase Agreement”), Guarantor hereby unconditionally and irrevocably guarantees the prompt and complete payment of all Obligations and Borrower’s performance of the Purchase Agreement and the other Financing Documents according to their terms. Capitalized terms used but not otherwise defined herein shall have the meanings given them under the Purchase Agreement. This is the “Mandalay Guaranty” contemplated by the Purchase Agreement and is subject to the provisions of a certain Amended and Restated Subordination Agreement, dated of even date herewith, between Silicon Valley Bank (“SVB”) and Purchaser.

SECTION 1 – GUARANTEE

1.1 If Borrower does not pay or perform when due any Obligations, Guarantor shall upon demand by Purchaser immediately pay to Purchaser or perform such Obligations (“Guarantor Obligations”).

1.2 The obligations hereunder are independent of the obligations of Borrower, and a separate action or actions may be brought and prosecuted against Guarantor whether action is brought against Borrower or whether Borrower be joined in any such action or actions. Guarantor waives the benefit of any statute of limitations affecting its liability hereunder or the enforcement thereof. Guarantor’s liability under this Agreement is not conditioned or contingent upon the genuineness, validity, regularity or enforceability of the Financing Documents.

1.3 Purchaser’s right to (a) renew, extend or otherwise change the terms of the Financing Documents or any part thereof, (b) take security for the payment due under this Agreement or the other Financing Documents, (c) exchange, enforce, waive or release any such security, and (d) apply any security and direct its sale as Purchaser, in its discretion, chooses, shall not affect the Guarantor’s obligations or liability hereunder.

1.4 Guarantor waives any right to require Purchaser to (a) proceed against Borrower or any other Person; (b) proceed against or exhaust any security held from Borrower or any other Person; or (c) pursue any other remedy in Purchaser’s power whatsoever. Purchaser may, at its election, exercise, decline or fail to exercise, any right or remedy it may have against Borrower or any security held by Purchaser, including without limitation the right to foreclose upon any such security by judicial or nonjudicial sale, without affecting or impairing in any way the liability of Guarantor hereunder. Guarantor waives any defense arising by reason of any disability or other defense of Borrower or any other guarantor, or by reason of the cessation from any cause whatsoever of the liability of Borrower or any other guarantor. Guarantor waives any setoff, defense or counterclaim that Borrower or Guarantor may have against Purchaser, other than payment in full of the Obligations (other than inchoate indemnity obligations). Guarantor waives any defense arising out of the absence, impairment or loss of any right of reimbursement or subrogation or any other rights against Borrower. Until all of the Obligations (other than contingent indemnity obligations for which no claim has been asserted) have been paid in full, (1) Guarantor shall have no right of subrogation or reimbursement for claims arising out of or in connection with this Agreement, (2) Guarantor shall have no right of contribution or other rights against Borrower in connection with the Obligations, (3) Guarantor waives any right to enforce any remedy that Purchaser now has or may hereafter have against Borrower, and (4) Guarantor waives all rights to participate in any security now or hereafter held by Purchaser. Guarantor waives all presentments, demands for performance, notices of nonperformance, protests, notices of protest, notices of dishonor and notices of acceptance of this Agreement and of the existence, creation or incurrence of new or additional Indebtedness. Guarantor assumes the responsibility for being and keeping itself informed of the financial condition of Borrower and of all other circumstances bearing upon the risk of nonpayment of any Indebtedness or nonperformance of any obligation of Borrower, warrants to Purchaser that it will keep so informed, and agrees that absent a request for particular information by Guarantor, Purchaser shall have no duty to advise Guarantor of information known to Purchaser regarding such condition or any such circumstances. Guarantor waives the benefits of California Civil Code sections 2809, 2810, 2819, 2845, 2847, 2848, 2849, 2850, 2899 and 3433.

1.5 If Borrower becomes insolvent, is adjudicated bankrupt, or files a petition for reorganization, arrangement, composition or similar relief under any present or future provision of the United States Bankruptcy Code or reorganization or insolvency laws of any applicable jurisdiction, or if such a petition is filed against Borrower, and in any such proceeding some or all of any Indebtedness or obligations under the Purchase Agreement are terminated or rejected or any obligation of Borrower is modified or abrogated, or if Borrower’s obligations are otherwise avoided for any reason, Guarantor agrees that Guarantor’s liability hereunder shall not thereby be affected or modified and such liability shall continue in full force and effect as if no such action or proceeding had occurred until payment in full of the Obligations (other than inchoate indemnity obligations). This Agreement shall continue to be effective or be reinstated, as the case may be, if any payment must be returned by Purchaser upon the insolvency, bankruptcy or reorganization of a Borrower or any other guarantor or otherwise, as though such payment had not been made until payment in full of the Obligations (other than inchoate indemnity obligations).

1.6 Any Indebtedness of Borrower now or hereafter held by Guarantor is hereby subordinated to any Indebtedness of Borrower to Purchaser; and such Indebtedness of Borrower to Guarantor shall be collected, enforced and received by Guarantor as trustee for Purchaser and be paid over to Purchaser in the form received, with any necessary endorsements thereon, on account of the Indebtedness of Borrower to Purchaser but without reducing or affecting in any manner the liability of Guarantor under the other provisions of this Agreement.

SECTION 2 – GRANT OF SECURITY INTEREST

2.1 To secure the payment and performance of all of the Guarantor Obligations when due, Guarantor hereby grants Purchaser, a continuing security interest in, and pledges to Purchaser, the Collateral (as defined below), wherever located, whether now owned or existing or hereafter acquired or arising, and all proceeds and products thereof. Guarantor represents, warrants, and covenants that the security interest granted herein is and shall at all times continue to be a second priority perfected security interest in the Collateral (subject only to Permitted Liens that are permitted to have superior priority to Purchaser’s Lien under this Agreement). If Guarantor shall acquire a commercial tort claim in an amount greater than Fifty Thousand Dollars ($50,000), Guarantor shall promptly notify Purchaser in a writing signed by Guarantor of the general details thereof and grant to Purchaser in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance reasonably satisfactory to Purchaser. “Collateral” means all of Guarantor’s right, title and interest in and to the following:

(a) All goods, Accounts (including health-care receivables), Equipment, Inventory, contract rights or rights to payment of money, leases, license agreements, franchise agreements, General Intangibles, commercial tort claims, documents, instruments (including any promissory notes), chattel paper (whether tangible or electronic), cash, deposit accounts, fixtures, letter-of-credit rights (whether or not the letter of credit is evidenced by a writing), securities, and all other investment property, supporting obligations, and financial assets, whether now owned or hereafter acquired, wherever located; and

(b) all Guarantor’s Books relating to the foregoing, and any and all claims, rights and interests in any of the above and all substitutions for, additions, attachments, accessories, accessions and improvements to and replacements, products, proceeds and insurance proceeds of any or all of the foregoing. For the purposes of this Agreement, “Guarantor’s Books” are all Guarantor’s books and records including ledgers, federal and state tax returns, records regarding Guarantor’s assets or liabilities, the Collateral, business operations or financial condition, and all computer programs or storage or any equipment containing such information.

(c) Notwithstanding anything to the contrary in this Agreement, the Collateral does not include any of the following: (i) more than 65% of the presently existing and hereafter arising issued and outstanding shares of capital stock owned by Guarantor of any Foreign Subsidiary which shares entitle the holder thereof to vote for directors or any other matter, (ii) any intent-to-use trademarks at all times prior to the first use thereof, whether by the actual use thereof in commerce, the recording of a statement of use with the United States Patent and Trademark Office or otherwise; (iii) any interest of Guarantor as a lessee or sublessee under a real property lease; (iv) rights held under a license that are not assignable by their terms without the consent of the licensor thereof (but only to the extent such restriction on assignment is enforceable under applicable law); or (v) any interest of Guarantor as a lessee under an Equipment lease if Guarantor is prohibited by the terms of such lease from granting a security interest in such lease or under which such an assignment or Lien would cause a default to occur under such lease; provided, however, that upon termination of such prohibition, such interest shall immediately become Collateral without any action by Guarantor or Purchaser.

2.2 Guarantor hereby authorizes Purchaser to file financing statements, without notice to Guarantor, with all appropriate jurisdictions to perfect or protect Purchaser’s interest or rights hereunder. Such financing statements may indicate the Collateral as “all assets of the Debtor” or words of similar effect, or as being of an equal or lesser scope, or with greater detail, all in Purchaser’s discretion.

SECTION 3 – PLEDGE

3.1 As security for the full, prompt and complete payment and performance when due (whether by stated maturity, by acceleration or otherwise) of all the Guarantor Obligations, Guarantor hereby pledges to Purchaser, and grants to Purchaser, a second priority security interest in all of the following (collectively, the “Pledged Collateral”):

(a) the shares of capital stock or other equity securities of the entities listed on Exhibit A attached hereto, now owned or hereafter acquired (whether in connection with any recapitalization, reclassification, or reorganization of the capital of such entities or any successors in interest thereto) by Guarantor, subject to the limitation set forth in Section 2.1(c)(i) (the “Pledged Shares”), together with all proceeds and substitutions thereof, all cash, stock and other monies and property paid thereon, all rights to subscribe for securities declared or granted in connection therewith, and all other cash and noncash proceeds of the foregoing. On the date hereof, (i) the certificate or certificates representing the Pledged Shares will be delivered to SVB to be held for itself and as bailee for Purchaser, and (ii) an instrument of assignment duly executed in blank by Guarantor will be delivered to Purchaser. To the extent required by the terms and conditions governing the Pledged Shares, Guarantor shall cause the books of each entity whose Pledged Shares are part of the Pledged Collateral and any transfer agent to reflect the pledge of the Pledged Shares. Upon the occurrence and during the continuation of an Event of Default, Purchaser may effect the transfer of any securities included in the Pledged Collateral (including but not limited to the Pledged Shares) into the name of Purchaser and cause new certificates representing such securities to be issued in the name of Purchaser or its transferee;

(b) all voting trust certificates held by Guarantor evidencing the right to vote any Pledged Shares subject to any voting trust; and

(c) all additional shares and voting trust certificates of the entities listed on Exhibit A from time to time acquired by Guarantor in any manner, subject to the limitation set forth in Section 2.1(c)(i) (which additional shares shall be deemed to be part of the Pledged Shares), and the certificates representing such additional shares, and all dividends, cash, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such Pledged Shares.

3.2 Guarantor agrees to pay prior to delinquency all taxes, charges, Liens and assessments, in each case imposed by any Governmental Authority, against the Pledged Collateral, except those with respect to which the amount or validity is being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of Guarantor, and upon the failure of Guarantor to do so, contemporaneous with written notice thereof from Purchaser to Guarantor, Purchaser at its option may pay any of them.

3.3 In the event that during the term of this Agreement, any reclassification, readjustment, or other change is declared or made in the capital structure of the issuer of the Pledged Shares, all new, substituted and additional shares, options, or other securities, issued or issuable to Guarantor by reason of any such change or exercise shall be delivered to and held by SVB, if any Senior Debt to SVB is then outstanding, to hold for itself and as bailee for Purchaser, or, if no Senior Debt to SVB is then outstanding, to Purchaser under the terms of this Agreement in the same manner as the Pledged Collateral originally pledged hereunder.

3.4 Notwithstanding anything herein to the contrary, Guarantor may exercise any rights under the Pledged Shares to vote such Pledged Shares and receive dividends in respect of such Pledged Shares while no Event of Default has occurred and is continuing.

3.5 So long as no Event of Default has occurred and is continuing, Guarantor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Pledged Collateral or any part thereof and Guarantor shall be entitled to receive and to retain and use free and clear of the Lien created hereby any and all non-cash profits, non-cash dividends, or distributions in the form of capital stock, instruments or other property received, receivable or otherwise distributed in respect of, or in exchange for, any Pledged Collateral; provided, however, that any and all non-cash profits, non-cash dividends, or distributions in the form of capital stock, instruments or other property received, receivable or otherwise distributed in respect of, or in exchange for, any Pledged Collateral, shall promptly be delivered to Purchaser to be held as Collateral and shall, if received by Guarantor, be received in trust for the benefit of Purchaser, be segregated from the other property of Guarantor, and promptly be delivered to Purchaser as Pledged Collateral in the same form as so received (with any necessary endorsement).

SECTION 4 – REPRESENTATIONS AND WARRANTIES

4.1 Guarantor hereby represents and warrants to Purchaser that:

(a) the execution, delivery and performance by Guarantor of this Agreement (i) does not contravene any material Requirement of Law or any material contractual restriction binding on or affecting Guarantor or by which Guarantor’s property may be affected; (ii) does not require any authorization or approval or other action by, or any notice to or filing with, any Governmental Authority or any other Person under any material indenture, mortgage, deed of trust, lease, agreement or other instrument to which Guarantor is a party or by which Guarantor or any of its property is bound, except such as have been obtained or made; and (iii) does not result in the imposition or creation of any Lien upon any property of Guarantor except the Lien provided to Purchaser pursuant to Section 2 hereof;

(b) Guarantor has the corporate, limited liability or limited partnership, as applicable, power to execute, deliver and perform this Agreement and the execution, delivery and performance of this Agreement has been duly authorized by all requisite action;

(c) this Agreement is a valid and binding obligation of Guarantor, enforceable against Guarantor in accordance with its terms, except as the enforceability thereof may be subject to or limited by bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws relating to or affecting the rights of creditors generally;

(d) there is no action, suit or proceeding affecting Guarantor pending or threatened before any court, arbitrator, or Governmental Authority, domestic or foreign, which may have a material adverse effect on the ability of Guarantor to perform its obligations under this Agreement;

(e) Guarantor’s obligations hereunder are not subject to any offset or defense against Purchaser or Borrower of any kind;

(f) in connection with this Agreement, Guarantor has delivered to Purchaser a completed certificate signed by Guarantor, entitled “Perfection Certificate,” and Guarantor represents and warrants to Purchaser that, except as Purchaser may be notified pursuant to the terms of this Agreement, (a) Guarantor’s exact legal name is that indicated on the Perfection Certificate and on the signature page hereof; (b) Guarantor is an organization of the type and is organized in the jurisdiction set forth in the Perfection Certificate; (c) the Perfection Certificate accurately sets forth Guarantor’s organizational identification number or accurately states that Guarantor has none; (d) the Perfection Certificate accurately sets forth Guarantor’s place of business, or, if more than one, its chief executive office as well as Guarantor’s mailing address (if different than its chief executive office); (e) except as set forth on the Perfection Certificate, Guarantor (and each of its predecessors) has not, in the past five (5) years, changed its jurisdiction of formation, organizational structure or type, or any organizational number assigned by its jurisdiction; and (f) all other information set forth on the Perfection Certificate pertaining to Guarantor and each of its Subsidiaries is accurate and complete (it being understood and agreed that Guarantor may from time to time update certain information in the Perfection Certificate after the date hereof to the extent permitted by one or more specific provisions in this Agreement);

(g) the financial statements of Guarantor, copies of which have been and shall be furnished to Purchaser, fairly present in all material respects the financial position of Guarantor for the dates and periods purported to be covered thereby, and no Event of Default has occurred, is occurring, or would occur upon the effectiveness of this Agreement.

(h) after the incurrence of Guarantor’s obligations under this Agreement, the fair salable value of Guarantor’s assets (including goodwill minus disposition costs) exceeds the fair value of its liabilities; Guarantor is not left with unreasonably small capital after the transactions in this Agreement or the other Financing Documents; and Guarantor is able to pay its debts (including trade debts) as they mature;

(i) all representations and warranties contained in this Agreement are true at the time of Guarantor’s execution of this Agreement and, with respect to the representations and warranties contained in clauses (j) through (o) of this Section 4.1, shall be true upon the issuance and receipt by Guarantor of any additional Pledged Shares and/or Pledged Collateral after the date hereof;

(j) Guarantor is, at the time of delivery of the Pledged Shares to Purchaser hereunder, the sole holder of record and the sole beneficial owner of the Pledged Collateral, free and clear of any Lien thereon or affecting title thereto, except for the Lien created by this Agreement and Permitted Liens;

(k) none of the Pledged Shares have been transferred in violation of applicable federal or state securities, or similar laws, which such transfer may be subject to in the United States of America or any applicable jurisdiction;

(l) all of the Pledged Shares have been duly authorized, validly issued, fully paid and are non-assessable;

(m) to Guarantor’s knowledge, (i) there are no subscriptions, warrants, rights of first refusal or other restrictions on transfer relative to, or options exercisable with respect to the Pledged Shares; and (ii) the Pledged Shares are not the subject of any present or threatened suit, action, arbitration, administrative or other proceeding, and Guarantor knows of no reasonable grounds for the institution of any such proceedings;

(n) no consent, approval, authorization or other order of any Person and no consent or authorization of any Governmental Authority is required to be made or obtained which has not yet been made or obtained by Guarantor either (i) for the pledge by Guarantor of the Pledged Collateral pursuant to this Agreement or for the execution, delivery, or performance of this Agreement by Guarantor; or (ii) for the exercise by Purchaser of the voting or other rights provided for in this Agreement or the remedies with respect to the Pledged Collateral pursuant to this Agreement, except, in the case of clause (i) and (ii), as (x) may be required in connection with such disposition by laws affecting the offer and sale of securities generally and (y) by the laws of the United States and any applicable foreign jurisdiction; and

(o) the pledge, grant of a security interest in, and delivery of the Pledged Collateral pursuant to this Agreement, will create a valid first priority Lien on and in the Pledged Collateral, and the proceeds thereof, securing the payment of the Guarantor Obligations.

SECTION 5 – COVENANTS

5.1 Guarantor covenants and agrees to the following:

(a) Deliver to Purchaser, (i) within five (5) days of filing, copies of all periodic and other reports, proxy statements and other materials filed by Guarantor with the SEC, any Governmental Authority succeeding to any or all of the functions of the SEC or with any national securities exchange, or distributed to its shareholders, as the case may be. Documents required to be delivered pursuant to the terms hereof (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date on which Guarantor posts such documents, or provides a link thereto, on Guarantor’s website on the Internet at Guarantor’s website address, (ii) a prompt report of any legal actions pending or threatened in writing against Guarantor or any of its Subsidiaries that could result in damages or costs to Guarantor or any of its Subsidiaries of, individually or in the aggregate, Two Hundred Fifty Thousand Dollars ($250,000) or more, and (iii) financial information reasonably requested by Purchaser;

(b) Timely file, and require each of its Subsidiaries to timely file, all required tax returns and reports and timely pay, and require each of its Subsidiaries to timely pay, all foreign, federal, state and material local taxes, assessments, deposits and contributions owed by Guarantor and each of its Subsidiaries, except for deferred payment of any contested taxes, provided that Guarantor (i) in good faith contests its obligation to pay the taxes by appropriate proceedings promptly and diligently instituted and conducted, (ii) notifies Purchaser in writing of the commencement of, and any material development in, the proceedings, (iii) posts bonds or takes any other steps required to prevent the governmental authority levying such contested taxes from obtaining a Lien upon any of the Collateral that is other than a “Permitted Lien,” and shall deliver to Purchaser, on reasonable demand, appropriate certificates attesting to such payments, and pay all amounts necessary to fund all present pension, profit sharing and deferred compensation plans in accordance with their terms;

(c) Keep its business and the Collateral insured for risks and in amounts standard for companies in Guarantor’s industry and location. Insurance policies shall be in a form, with companies, and in amounts standard for companies in Guarantor’s industry and location. All property policies shall have a lender’s loss payable endorsement showing Purchaser as a lender loss payee and waive subrogation against Purchaser. All liability policies shall show, or have endorsements showing, Purchaser as an additional insured. All policies (or their respective endorsements) shall provide that the insurer shall give Purchaser at least twenty (20) days notice before canceling, amending, or declining to renew its policy. At Purchaser’s reasonable request, Guarantor shall deliver certified copies of policies and evidence of all premium payments. If an Event of Default exists, proceeds payable under any policy shall, at Purchaser’s option, be payable to Purchaser on account of the Guarantor Obligations unless SVB has prior rights thereto. After the occurrence and during the continuance of an Event of Default, all proceeds payable under such casualty policy shall, at the option of Purchaser, be payable to Purchaser on account of the Guarantor Obligations unless SVB has prior rights thereto. If Guarantor fails to obtain insurance as required under this Section 5.1(c) or to pay any amount or furnish any required proof of payment to third persons and Purchaser, Purchaser may make all or part of such payment or obtain such insurance policies required in this Section 5.1(c), and take any action under the policies Purchaser deems prudent;

(d) Provide Purchaser five (5) days prior written notice before establishing any Collateral Account at or with any bank or financial institution. For each Collateral Account that Guarantor at any time maintains in the United States, Guarantor shall cause the applicable bank or financial institution at or with which any Collateral Account is maintained to execute and deliver a Control Agreement or other appropriate instrument with respect to such Collateral Account to perfect Purchaser’s Lien in such Collateral Account in accordance with the terms hereunder which Control Agreement may not be terminated without the prior written consent of Purchaser unless this Agreement and Purchaser’s Liens hereunder are terminated. The provisions of the previous sentence shall not apply to (i) deposit accounts exclusively used for payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of Guarantor’s employees and identified to Purchaser by Guarantor as such, or (ii) other Collateral Accounts holding balances not in excess of Seven Hundred Fifty Thousand Dollars ($750,000) in the aggregate at any time;

(e) (i) Protect, defend and maintain the validity and enforceability of its Intellectual Property material to its business; (ii) promptly advise Purchaser in writing of material infringements of its Intellectual Property material to its business; (iii) not allow any Intellectual Property material to Guarantor’s business to be abandoned, forfeited or dedicated to the public without Purchaser’s written consent, and (iv) provide written notice to Purchaser (which may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date on which Guarantor posts such documents, or provides a link thereto, on Guarantor’s website on the Internet at Guarantor’s website address) within ten (10) days of entering or becoming bound by any Restricted License (other than over-the-counter software that is commercially available to the public). Guarantor shall take such commercially reasonable steps as Purchaser requests to obtain the consent of, or waiver by, any person whose consent or waiver is necessary for (A) any Restricted License to be deemed “Collateral” and for Purchaser to have a security interest in it that might otherwise be restricted or prohibited by law or by the terms of any such Restricted License, whether now existing or entered into in the future, and (B) Purchaser to have the ability in the event of a liquidation of any Collateral to dispose of such Collateral in accordance with Purchaser’s rights and remedies under this Agreement and the other Financing Documents;

(f) Allow Purchaser, or its agents, at reasonable times, on three (3) Business Days’ notice (provided no notice is required if an Event of Default has occurred and is continuing), to inspect the Collateral and audit and copy Guarantor’s Books. Such inspections or audits shall be conducted no more often than once every twelve (12) months unless an Event of Default has occurred and is continuing. The foregoing inspections and audits shall be at Guarantor’s expense, and the charge therefor shall be $850 per person per day (or such higher amount as shall be equal to SVB’s then-current standard charge for the same), plus reasonable out-of-pocket expenses. In the event Guarantor and Purchaser schedule an audit more than ten (10) days in advance, and Guarantor cancels or seeks to reschedule the audit with less than ten (10) days written notice to Purchaser, then (without limiting any of Purchaser’s rights or remedies), Guarantor shall pay Purchaser a fee of $1,000 plus any out-of-pocket expenses incurred by Purchaser to compensate Purchaser for the anticipated costs and expenses of the cancellation or rescheduling;

(g) Guarantor shall, at any time and from time to time, execute and deliver such further instruments and take such further action as may reasonably be requested by Purchaser to effect the purposes of this Agreement;

(h) Guarantor shall make any payments and do any act reasonably necessary or convenient to protect the Collateral and the value of Purchaser’s interest therein. If Guarantor fails to pay any amount or furnish any required proof of payment to third Persons as required hereunder, Purchaser may make all or part of the payment or obtain insurance policies, and take any action under the policies as Purchaser deems prudent. Any amounts paid by Purchaser are immediately due from and payable by Guarantor, bearing interest at the Default Rate and secured by the Collateral. No payments by Purchaser are an agreement to make similar payments in the future or Purchaser’s waiver of any Event of Default; and

(i) (i) Maintain its and all its Subsidiaries’ legal existence and good standing in their respective jurisdictions of formation and maintain qualification in each jurisdiction in which the failure to so qualify would reasonably be expected to have a material adverse effect on Guarantor’s business or operations; (ii) comply, and have each Subsidiary comply, with all laws, ordinances and regulations to which it is subject, noncompliance with which could have a material adverse effect on Guarantor’s business; (iii) obtain all of the Governmental Approvals necessary for the performance by Guarantor of its obligations under the Financing Documents to which it is a party and the grant of a security interest to Purchaser in all of its property; and (iv) promptly provide copies of any such obtained Governmental Approvals to Purchaser.

5.2 Guarantor shall not do any of the following without Purchaser’s prior written consent:

(a) Convey, sell, lease, transfer, assign, or otherwise dispose of (collectively, “Transfer”), or permit any of its Subsidiaries to Transfer, all or any part of its business or property, except for Transfers (a) of Inventory in the ordinary course of business; (b) of worn-out or obsolete Equipment or Equipment that is no longer useful for Guarantor’s business; (c) in connection with Permitted Liens and Investments that are not otherwise prohibited under this Agreement or the other Financing Documents; (d) of non-exclusive licenses for the use of the property of Guarantor or its Subsidiaries in the ordinary course of business and licenses that could not result in a legal transfer of title of the licensed property but that may be exclusive in respects other than territory and that may be exclusive as to territory only as to discreet geographical areas outside of the United States; and (e) consisting of Guarantor’s use or transfer of money or Cash Equivalents in the ordinary course of business in a manner that is not prohibited by the terms of this Agreement or the other Financing Documents;

(b) (i) Liquidate or dissolve; (ii) permit or suffer a Change in Control, or (iii) permit Borrower to cease being a wholly-owned Subsidiary of Guarantor;

(c) Guarantor shall not, without at least thirty (30) days prior written notice to Purchaser: (1) add any new offices or business locations, including warehouses (unless such new offices or business locations contain less than One Hundred Thousand Dollars ($100,000) in Guarantor’s assets or property) or deliver any portion of the Collateral valued, individually or in the aggregate, in excess of One Hundred Thousand Dollars ($100,000) to a bailee at a location other than to a bailee and at a location already disclosed in the Perfection Certificate, (2) change its jurisdiction of organization, (3) change its organizational structure or type, (4) change its legal name, or (5) change any organizational number (if any) assigned by its jurisdiction of organization. If Guarantor intends to deliver any portion of the Collateral valued, individually or in the aggregate, in excess of One Hundred Thousand Dollars ($100,000) to a bailee, and Purchaser and such bailee are not already parties to a bailee agreement governing both the Collateral and the location to which Guarantor intends to deliver the Collateral, then Guarantor will first receive the written consent of Purchaser, and use commercially reasonable efforts to cause such bailee to execute and deliver a bailee agreement in form and substance satisfactory to Purchaser in its reasonable discretion;

(d) Merge or consolidate, or permit any of its Subsidiaries to merge or consolidate, with any other Person. A Subsidiary may merge or consolidate into another Subsidiary or into Guarantor;

(e) Create, incur, assume, or be liable for any Indebtedness, or permit any Subsidiary to do so, other than Permitted Indebtedness;

(f) Create, incur, allow, or suffer any Lien on any of its property, or assign or convey any right to receive income, including the sale of any Accounts, or permit any of its Subsidiaries to do so, except for Permitted Liens, permit any Collateral not to be subject to the security interest granted herein, or enter into any agreement, document, instrument or other arrangement (except with or in favor of Purchaser or in connection with Permitted Liens) with any Person which directly or indirectly prohibits or has the effect of prohibiting Guarantor from assigning, mortgaging, pledging, granting a security interest in or upon, or encumbering any of Guarantor’s Intellectual Property, except, in each case, as is otherwise permitted in Section 5.2(a) hereof and the definition of “Permitted Liens” herein;

(g) Maintain any Collateral Account except pursuant to the terms of Section 5.1(d) hereof;

(h) Pay (other than in the form of Guarantor’s capital stock) any dividends or make any distribution or payment or redeem, retire or purchase any capital stock; provided, however, that Guarantor may repurchase capital stock from former directors, officers, employees or consultants at the original purchase price thereof, but not to exceed in the aggregate of Five Hundred Thousand Dollars ($500,000) per fiscal year, as permitted by Guarantor’s equity incentive plans, restricted stock purchase agreements, stock option agreements, stock grant agreements or similar agreements, so long as an Event of Default does not exist at the time of such repurchase and would not exist after giving effect to such repurchase;

(i) (i) Make or permit any payment on any Subordinated Debt, except under the terms of the subordination, intercreditor, or other similar agreement to which such Subordinated Debt is subject, or (ii) amend any provision in any document relating to the Subordinated Debt which would increase the amount thereof or adversely affect the subordination thereof to Guarantor Obligations owed to Purchaser, except as may be permitted under the terms of the subordination, intercreditor, or other similar agreement to which such Subordinated Debt is subject; and

(j) Become an “investment company” or a company controlled by an “investment company”, under the Investment Company Act of 1940, as amended, or undertake as one of its important activities extending credit to purchase or carry margin stock (as defined in Regulation U of the Board of Governors of the Federal Reserve System), or use the proceeds of any credit extended pursuant to the Purchase Agreement for that purpose; fail to meet the minimum funding requirements of ERISA, permit a Reportable Event or Prohibited Transaction, as defined in ERISA, to occur; fail to comply with the Federal Fair Labor Standards Act or violate any other law or regulation, if the violation could reasonably be expected to have a material adverse effect on Guarantor’s business, or permit any of its Subsidiaries to do so; withdraw or permit any Subsidiary to withdraw from participation in, permit partial or complete termination of, or permit the occurrence of any other event with respect to, any present pension, profit sharing and deferred compensation plan which could reasonably be expected to result in any material liability of Guarantor, including any liability to the Pension Benefit Guaranty Corporation or its successors or any other governmental agency.

(k) Form any direct or indirect Subsidiary or acquire any direct or indirect Subsidiary after the date hereof, unless Guarantor (a) causes any such new Domestic Subsidiary to provide to Purchaser a joinder to this Agreement, together with such appropriate financing statements and/or Control Agreements, all in form and substance reasonably satisfactory to Purchaser (including being sufficient to grant Purchaser a second priority Lien (subject only to Permitted Liens) in and to the assets of such newly formed or acquired Domestic Subsidiary), (b) provides to Purchaser appropriate certificates and powers and financing statements, pledging all of the direct or beneficial ownership interest in any such new Subsidiary (except to the extent shares of any such new Foreign Subsidiary are excluded from the Collateral pursuant to Section 2.1(c)(i)), in form and substance reasonably satisfactory to Purchaser, and (c) provides to Purchaser all other documentation in form and substance reasonably satisfactory to Purchaser which in its opinion is appropriate with respect to the execution and delivery of the applicable documentation referred to above. Any document, agreement, or instrument executed or issued pursuant to this Section 5.2(k) shall be a Financing Document.

(l) After the repayment in full of all Senior Debt owed to SBV, Guarantor shall promptly provide written notice thereof to Purchaser.

5.3 So long as Purchaser has any commitment to extend credit to Borrower or Borrower has any Obligations (other than contingent indemnity obligations for which no claim has been asserted), Guarantor agrees that Guarantor:

(a) will not (i) except as otherwise permitted by the Financing Documents, sell, transfer or otherwise dispose of, or grant any option or warrant with respect to, any of the Pledged Collateral (or any part thereof or interest therein) except with the prior written consent of Purchaser, or (ii) create or permit to exist any Lien upon or with respect to any of the Pledged Collateral, except for Permitted Liens. If any Pledged Collateral, or any part thereof, is sold, transferred or otherwise disposed of in violation of this Section 5.3, the security interest of Purchaser shall continue in the Pledged Collateral, to the extent permitted under applicable law, notwithstanding such sale, transfer or other disposition, and Guarantor will deliver any proceeds thereof to Purchaser to be held as Pledged Collateral hereunder;

(b) shall, at Guarantor’s own expense, promptly execute, acknowledge, and deliver all such instruments and take all such actions as Purchaser from time to time may reasonably request to ensure to Purchaser the benefits of the Lien in and to the Pledged Collateral intended to be created by this Agreement;

(c) shall maintain, preserve and, at Purchaser’s request, use commercially reasonable efforts to defend the title to the Pledged Collateral and the Lien of Purchaser thereon against the claim of any other Person; and

(d) upon obtaining any shares of capital stock or other equity securities that should be pledged pursuant to Section 3.1 of this Agreement, shall promptly deliver to Purchaser a duly executed Pledge Supplement in substantially the form of Exhibit B attached hereto (a “Pledge Supplement”) identifying such additional shares of capital stock or other equity securities. Guarantor hereby authorizes Purchaser to attach each Pledge Supplement to this Agreement and agrees that all shares of capital stock or other equity securities listed thereon shall for all purposes hereunder constitute Pledged Collateral.

SECTION 6 – EVENTS OF DEFAULT

6.1 Upon the occurrence and during the continuation of an Event of Default, Purchaser shall have all of the rights of a secured party under the Code with respect to the Collateral. Guarantor’s obligations hereunder are not limited to the Collateral or any exercise by Purchaser of rights and remedies against the same, and Purchaser may pursue any other available rights and remedies against Guarantor, whether hereunder, at law or otherwise, without resort to the Collateral if Purchaser deems it in its best interests to do so.

6.2 During the existence and continuation of an Event of Default,

(a) Purchaser may, to the extent permitted by applicable law, at its election, apply, set off, collect or sell in one or more sales, or take such steps as may be necessary to liquidate and reduce to cash in the hands of Purchaser in whole or in part, with or without any previous demands or demand of performance or notice or advertisement, the whole or any part of the Pledged Collateral in such order as Purchaser may elect, and any such sale may be made either at public or private sale at its place of business or elsewhere, or at any broker’s board or securities exchange, either for cash or upon credit or for future delivery; provided, however, that if such disposition is at private sale, then the purchase price of the Pledged Collateral shall be equal to the public market price then in effect, or, if at the time of sale no public market for the Pledged Collateral exists, then, in recognition of the fact that the sale of the Pledged Collateral would have to be registered under the Securities Act of 1933, as amended (the “Act”), and that the expenses of such registration are commercially unreasonable for the type and amount of collateral pledged hereunder, Purchaser and Guarantor hereby agree that such private sale shall be at a purchase price mutually agreed to by Purchaser and Guarantor or, if the parties cannot agree upon a purchase price, then at a purchase price established by Purchaser in the exercise of its reasonable discretion. Purchaser shall be under no obligation to delay the sale of any of the Pledged Shares for the period of time necessary to permit Guarantor to register such securities for public sale under the Act, or under applicable state securities laws, even if Guarantor would agree to do so. Purchaser may be the purchaser of any or all Pledged Collateral so sold and hold the same thereafter in its own right free from any claim of Guarantor or right of redemption. To the extent permitted by applicable law, demands of performance, notices of sale, advertisements and presence of property at sale are hereby waived. Any sale hereunder may be conducted by any officer or agent of Purchaser; and

(b) Purchaser shall have all of the rights of a secured party under the Code with respect to the Pledged Collateral. Guarantor’s obligations hereunder are not limited to the Pledged Collateral or any exercise by Purchaser of rights and remedies against the same, and Purchaser may pursue any other available rights and remedies against any Guarantor, whether hereunder, at law or otherwise, without resort to the Pledged Collateral if Purchaser deems it in its best interests to do so.

6.3 During the existence of an Event of Default, the proceeds of the sale of any of the Pledged Collateral and all sums received or collected by Purchaser from or on account of such Pledged Collateral under Section 6.3 shall be applied by Purchaser to the payment of expenses incurred or paid by Purchaser in connection with any sale, transfer or delivery of the Pledged Collateral, to the payment of any other costs, charges, attorneys’ fees or expenses mentioned herein, and to the payment of the Obligations or any part hereof, all in such order and manner as Purchaser in its discretion may determine.

6.4 Upon the transfer by Purchaser of all or any part of the Obligations pursuant to the terms of the Purchase Agreement, Purchaser may transfer all or any part of the Pledged Collateral to the transferee of the Obligations and shall be fully discharged thereafter from all liability and responsibility with respect to such Pledged Collateral so transferred, and the transferee shall be vested with all the rights and powers of Purchaser hereunder with respect to such Pledged Collateral so transferred; but with respect to any Pledged Collateral not so transferred, Purchaser shall retain all rights and powers hereby given.

SECTION 7 – DEFINITIONS

7.1 “Change in Control” means any event, transaction, or occurrence as a result of which (a) any “person” (as such term is defined in Sections 3(a)(9) and 13(d)(3) of the Exchange Act), other than a trustee or other fiduciary holding securities under an employee benefit plan of Guarantor, is or becomes a beneficial owner (within the meaning Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of securities of Guarantor, representing fifty percent (50%) or more of the combined voting power of Guarantor’s then outstanding securities; or (b) during any period of twelve (12) consecutive calendar months, individuals who at the beginning of such period constituted the Board of Directors of Guarantor (together with any new directors whose election by the Board of Directors of Guarantor was approved by a vote of not less than two-thirds of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason other than death or disability to constitute a majority of the directors then in office.

7.2 “Collateral Account” is any Deposit Account, Securities Account, or Commodity Account.

7.3 “Commodity Account” is any “commodity account” as defined in the Code with such additions to such term as may hereafter be made.

7.4 “Control Agreement” is any control agreement entered into among the depository institution at which Guarantor maintains a Deposit Account or the securities intermediary or commodity intermediary at which Guarantor maintains a Securities Account or a Commodity Account, Guarantor, and Purchaser pursuant to which Purchaser obtains control (within the meaning of the Code) over such Deposit Account, Securities Account, or Commodity Account.

7.5 “Deposit Account” is any “deposit account” as defined in the Code with such additions to such term as may hereafter be made.

7.6 “Foreign Subsidiary” means any Subsidiary which is not organized under the laws of the United States or any state or territory thereof or the District of Columbia.

7.7 “Intellectual Property” means all of Guarantor’s right, title, and interest in and to the following:

(a) its Copyrights, Trademarks and Patents;

(b) any and all trade secrets and trade secret rights, including, without limitation, any rights to unpatented inventions, know-how, operating manuals;

(c) any and all source code;

(d) any and all design rights which may be available to Guarantor;

(e) any and all claims for damages by way of past, present and future infringement of any of the foregoing, with the right, but not the obligation, to sue for and collect such damages for said use or infringement of the Intellectual Property rights identified above; and

(f) all amendments, renewals and extensions of any of the Copyrights, Trademarks or Patents.

7.8 “Permitted Indebtedness” is:

(a) Guarantor’s Indebtedness to Purchaser under this Agreement and the other Financing Documents;

(b) Subordinated Debt;

(c) unsecured Indebtedness to trade creditors and corporate credit cards incurred in the ordinary course of business;

(d) Indebtedness incurred as a result of endorsing negotiable instruments received in the ordinary course of business;

(e) Indebtedness secured by Liens permitted under clauses (a) and (c) of the definition of “Permitted Liens” hereunder;

(f) extensions, refinancings, modifications, amendments and restatements of any items of Permitted Indebtedness (a) through (e) above, provided that the principal amount thereof is not increased or the terms thereof are not modified to impose more burdensome terms upon Guarantor or its Subsidiary, as the case may be;

(g) Indebtedness (including, without limitation, Contingent Indebtedness) to SVB not to exceed Five Million Dollars ($5,000,000) plus accrued interest and fees; and

(h) Indebtedness of Foreign Subsidiaries of Guarantor so long as Guarantor is not an obligor or credit party with respect to any such Indebtedness and no recourse to Guarantor or any of its property may be had by the creditors with respect to such Indebtedness.

7.9 “Permitted Liens” are:

(a) Liens arising under this Agreement or the other Financing Documents;

(b) Liens for taxes, fees, assessments or other government charges or levies, either (i) not due and payable or (ii) being contested in good faith and for which Guarantor maintains adequate reserves on its books, provided that no notice of any such Lien has been filed or recorded under the Internal Revenue Code of 1986, as amended, and the Treasury Regulations adopted thereunder;

(c) purchase money Liens (i) on Equipment acquired or held by Guarantor incurred for financing the acquisition of the Equipment securing no more than One Million Dollars ($1,000,000) in the aggregate amount outstanding at any time, or (ii) existing on Equipment when acquired, if the Lien is confined to the property and improvements and the proceeds of the Equipment;

(d) Liens of carriers, warehousemen, suppliers, or other Persons that are possessory in nature arising in the ordinary course of business so long as such Liens attach only to Inventory and Equipment and which are not delinquent or remain payable without penalty or which are being contested in good faith and by appropriate proceedings which proceedings have the effect of preventing the forfeiture or sale of the property subject thereto;

(e) Liens to secure payment of workers’ compensation, employment insurance, old-age pensions, social security and other like obligations incurred in the ordinary course of business (other than Liens imposed by ERISA);

(f) Liens incurred in the extension, renewal or refinancing of the indebtedness secured by Liens described in (a) through (c), but any extension, renewal or replacement Lien must be limited to the property encumbered by the existing Lien and the principal amount of the indebtedness may not increase;

(g) leases or subleases of real property granted in the ordinary course of Guarantor’s business (or, if referring to another Person, in the ordinary course of such Person’s business), and leases, subleases, non-exclusive licenses or sublicenses of personal property (other than Intellectual Property) granted in the ordinary course of Guarantor’s business (or, if referring to another Person, in the ordinary course of such Person’s business), if the leases, subleases, licenses and sublicenses do not prohibit granting Purchaser a security interest therein;

(h) non-exclusive licenses of Intellectual Property granted to third parties in the ordinary course of business;

(i) licenses of Intellectual Property that could not result in a legal transfer of title of the licensed property that may be exclusive in respects other than territory;

(j) Liens arising from attachments or judgments, orders, or decrees in circumstances not constituting an Event of Default;

(k) Liens in favor of other financial institutions arising in connection with Guarantor’s deposit and/or securities accounts held at such institutions, provided that Purchaser has a perfected security interest in the amounts held in such deposit and/or securities accounts; and

(l) Liens in favor of SVB in connection with Indebtedness permitted under clause (g) of the definition of “Permitted Indebtedness” hereunder.

7.10 “Restricted License” is any material license or other agreement with respect to which Guarantor is the licensee (a) that prohibits or otherwise restricts Guarantor from granting a security interest in Guarantor’s interest in such license or agreement or any other property, or (b) for which a default under or termination of could interfere with the Purchaser’s right to sell any Collateral.

7.11 “Securities Account” is any “securities account” as defined in the Code with such additions to such term as may hereafter be made.

7.12 “Subordinated Debt” is indebtedness incurred by Guarantor subordinated to all of Guarantor’s now or hereafter indebtedness to Purchaser (pursuant to a subordination, intercreditor, or other similar agreement in form and substance reasonably satisfactory to Purchaser entered into between Purchaser and the other creditor), on terms acceptable to Purchaser.

SECTION 8 – MISCELLANEOUS

8.1 Guarantor agrees to pay reasonable attorneys’ fees and all other costs and expenses which may be incurred by Purchaser in the enforcement of this Agreement. No terms or provisions of this Agreement may be changed, waived, revoked or amended without Purchaser’s prior written consent. Should any provision of this Agreement be determined by a court of competent jurisdiction to be unenforceable, all of the other provisions shall remain effective. This Agreement embodies the entire agreement between the parties hereto with respect to the matters set forth herein, and supersedes all prior agreements among the parties with respect to the matters set forth herein. No course of prior dealing among the parties, no usage of trade, and no parole or extrinsic evidence of any nature shall be used to supplement, modify or vary any of the terms hereof. Purchaser may assign this Agreement without in any way affecting Guarantor’s liability under it. This Agreement shall inure to the benefit of Purchaser, Guarantor and their respective successors and assigns. This Agreement is in addition to the guaranties of any other guarantors of the Obligations. Notwithstanding the foregoing, so long as no Event of Default shall have occurred and be continuing, Purchaser shall not assign its interest in this Agreement to any Person who in the reasonable estimation of Purchaser is (a) a direct competitor of Guarantor, whether as an operating company or direct or indirect parent with voting control over such operating company, or (b) a vulture fund or distressed debt fund.

8.2 New York law governs this Agreement without regard to principles of conflicts of law. Guarantor and Purchaser each submit to the exclusive jurisdiction of the State and Federal courts in Delaware, provided, however, that if for any reason Purchaser cannot avail itself of such courts in the State of Delaware, Guarantor accepts jurisdiction of the courts and venue in Maine; provided, further, that nothing in this Agreement shall be deemed to operate to preclude Purchaser from bringing suit or taking other legal action in any other jurisdiction to realize on the Collateral or any other security for the Obligations, or to enforce a judgment or other court order in favor of Purchaser. Guarantor expressly submits and consents in advance to such jurisdiction in any action or suit commenced in any such court, and Guarantor hereby waives any objection that it may have based upon lack of personal jurisdiction, improper venue, or forum non conveniens and hereby consents to the granting of such legal or equitable relief as is deemed appropriate by such court. Guarantor hereby waives personal service of the summons, complaints, and other process issued in such action or suit and agrees that service of such summons, complaints, and other process may be made by registered or certified mail addressed to Guarantor at the address set forth on the signature page hereto and that service so made shall be deemed completed upon the earlier to occur of Guarantor’s actual receipt thereof or three (3) days after deposit in the U.S. mails, proper postage prepaid.

TO THE EXTENT PERMITTED BY APPLICABLE LAW, GUARANTOR AND PURCHASER EACH WAIVE THEIR RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS AGREEMENT, THE OTHER FINANCING DOCUMENTS OR ANY CONTEMPLATED TRANSACTION, INCLUDING CONTRACT, TORT, BREACH OF DUTY AND ALL OTHER CLAIMS. THIS WAIVER IS A MATERIAL INDUCEMENT FOR BOTH PARTIES TO ENTER INTO THIS AGREEMENT. EACH PARTY HAS REVIEWED THIS WAIVER WITH ITS COUNSEL.

8.3 This Agreement may be executed in counterpart signature pages, all of which taken together shall be deemed to be one original of this instrument. Delivery of an executed counterpart to this Agreement by facsimile or electronic mail shall be effective as a manually executed counterpart to this Agreement.

8.4 All covenants, representations and warranties made in this Agreement continue in full force until this Agreement has terminated pursuant to its terms and all Obligations and/or Guarantor Obligations have been satisfied. So long as Borrower and Guarantor have satisfied the Obligations and Guarantor Obligations, respectively (other than inchoate indemnity obligations, any other obligations which, by their terms, are to survive the termination of this Agreement, this Agreement shall be deemed terminated, subject to Section 1.5. Those obligations that are expressly specified in this Agreement as surviving this Agreement’s termination shall continue to survive notwithstanding this Agreement’s termination.

[Signature begins on next page.]

Final Form

IN WITNESS WHEREOF, the undersigned Guarantor has executed this Unconditional Secured Guaranty and Pledge Agreement as of this      day of November, 2014.

Guarantor:

MANDALAY DIGITAL GROUP, INC., a Delaware corporation

By:

Name:

Title:

Address:

Acknowledged and Accepted by:

Purchaser:

NORTH ATLANTIC SBIC IV, L.P.,
A Delaware limited partnership

By:

Name:

Title:

Address: [ ]

Final Form

EXHIBIT A – PLEDGED SHARES

Name of Pledged Share Issuer	Jurisdiction of Organization	Number of Shares Authorized	Number of Shares Outstanding	Number of Shares Owned by Guarantor	% of Shares Owned by Guarantor	% of Outstanding Shares Pledged	Certificate Number
Appia, Inc.

A-1

EXHIBIT B – FORM OF PLEDGE SUPPLEMENT

PLEDGE SUPPLEMENT

This Pledge Supplement, dated as of                     , 20    , is delivered pursuant to Section 5.3(d) of the Guaranty and Pledge Agreement referred to below. The undersigned hereby agrees that this Pledge Supplement may be attached to the Unconditional Secured Guaranty and Pledge Agreement, dated as of                     , 2014 (as amended, restated, modified, renewed, supplemented or extended from time to time, the “Guaranty and Pledge Agreement”; the terms defined therein and not otherwise defined herein being used as therein defined), made by the undersigned, as Guarantor, in favor of North Atlantic SBIC IV, L.P., as Purchaser.

The shares of capital stock or other equity securities listed on this Pledge Supplement shall be and become part of the Pledged Collateral pledged by the undersigned and referred to in the Guaranty and Pledge Agreement and shall secure all the Guarantor Obligations.

The undersigned hereby certifies that the representation and warranties set forth in Section 4.1 of the Guaranty and Pledge Agreement are true and correct in all material respects with respect to the Pledged Shares listed below on and as of the date hereof.

MANDALAY DIGITAL GROUP, INC.,
a Delaware corporation

By:

Name:

Title:

Name of Pledged Share Issuer	Jurisdiction of Organization	Number of Shares Authorized	Number of Shares Issued	Number of Shares Outstanding	Number of Shares Owned by Guarantor	% of Outstanding Shares Pledged	Certificate Number